Exhibit 4.79

Private & Confidential

Dated 27 November 2018

PLIADES OWNING COMPANY LIMITED	(1)
as Owner

and

LUCINA MARINE INC.	(2)
as Charterer

and

KfW IPEX-BANK GmbH	(3)
as Security Agent

TRIPARTITE DEED OF COVENANT
relating to
m.v. “Pink Sands”

NORTON ROSE FULBRIGHT

Contents

Clause		Page

1	Definitions	2

2	Representations and warranties	7

3	Mortgage and assignment	9

4	Covenant to pay	11

5	Charterer’s assignment	11

6	Continuing security and other matters	12

7	Owner’s undertakings	15

8	Charterer’s undertakings	18

9	Covenants concerning insurance and operational matters	21

10	Powers of Security Agent to protect security and remedy defaults	27

11	Powers of Security Agent on Event of Default	27

12	Application of moneys	29

13	Remedies cumulative and other provisions	30

14	Costs and indemnity	31

15	Attorney	31

16	Further assurance	32

17	Sale of Ship	32

18	Quiet enjoyment	33

19	Security shortfall and purchase obligation	33

20	Payments and Taxes	33

21	Notices	34

22	Counterparts	35

23	Severability of provisions	35

24	Law and jurisdiction	35

Schedule 1 Forms of Loss Payable Clauses		37

Schedule 2 Forms of Notices of Assignment of Insurances		39

Schedule 3 Form of Notice of Assignment of Owner’s Earnings		41

Schedule 4 Form of Notice of Assignment of Charter Guarantee and Acknowledgement		42

THIS TRIPARTITE DEED OF COVENANT is dated 27 November 2018 and made BETWEEN:
(1)
PLIADES OWNING COMPANY LIMITED a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the “Owner”);

(2)
LUCINA MARINE INC. a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the “Charterer”); and

(3)
KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany acting for the purposes of this Deed through its office at Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany in its capacity as security agent and trustee for and on behalf of the Finance Parties (as defined below) (the “Security Agent”).

WHEREAS:
(A)	The Owner is the sole, absolute and unencumbered (save under the Mortgage as defined below), legal and beneficial owner of all the shares in the Ship described in clause 1.2;
(B)
by a facility agreement dated 30 September 2016 (the “Principal Agreement”) as amended and supplemented by a supplemental agreement dated 22 September 2017 (the “Supplemental Agreement”) and as further amended and restated by a second supplemental agreement dated 9 October 2018 (the “Second Supplemental Agreement” and together with the Principal Agreement and the Supplemental Agreement, the “Loan Agreement”) and made between, inter alios, (1) the Owner and the other companies whose names are set out in schedule 1 of the Principal Agreement as joint and several borrowers (therein referred to as the “Borrowers”), (2) KfW IPEX-Bank GmbH as arranger (in such capacity the “Arranger”), as agent (in such capacity the “Agent”) and as Security Agent, (3) KfW IPEX-Bank GmbH as hedging provider (in such capacity the “Hedging Provider”), (4) the banks and financial institutions referred to therein as lenders (the “Lenders” and together with the Arranger, the Agent, the Security Agent and the Hedging Provider, the “Finance Parties”) and (5) Capeships Inc., Holdships Inc. and Melite Owning Company Limited as guarantors, the Lenders have made available to the Borrowers, upon the terms and conditions therein contained, a loan facility of up to Eighty two million seven hundred and sixty two thousand five hundred Dollars ($82,762,500);

(C)
the Owner has executed in favour of the Security Agent a statutory Maltese mortgage dated 18 October 2016 (the “Mortgage”) in account current form constituting a first priority mortgage of all the shares in m.v. Pink Sands registered under the Maltese flag under the Port of Valletta under Official No. 9724647 (the “Ship”) and a deed of covenant collateral thereto (the “Deed of Covenant”);

(D)
by a “Barecon 2001” bareboat charter dated 19 November 2018 made between the Owner and the Charterer and as the same may be amended from time to time (the “Charter”), the Owner has agreed to let, and the Charterer has agreed to take, the Ship on demise charter for a certain period of months from the date of delivery of the Ship to the Charterer thereunder upon the terms and conditions therein mentioned;

(E)
the Second Supplemental Agreement provided (inter alia) that as a condition precedent to the Lenders’ approval of the Charter, the Owner and the Charterer should enter into a deed supplemental to the Mortgage substantially in the form of this Deed, to secure (inter alia) all sums of money from time to time owing to the Security Agent and/or the Finance Parties under the Loan Agreement; and

(F)
this Deed is supplemental to the Loan Agreement and the Mortgage, the Deed of Covenant and to the security thereby created and is the Tripartite Agreement in respect of the Ship referred to in the Loan Agreement.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:
1	Definitions
1.1	Defined expressions
Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.
1.2	Definitions
In this Deed, unless the context otherwise requires:
‘‘Account Bank” includes its successors in title;
“Agent” includes its successors in title and its replacements;
“Approved Brokers” means such firm of insurance brokers, appointed by the Owner (including during the Charter Period) as may from time to time be approved in writing by the Security Agent for the purposes of this Deed;
“Charter” means the “Barecon 2001” bareboat charter dated 19 November 2018 made between the Owner and the Charterer as referred to in recital (D) above and as amended and/or supplemented and/or extended and/or renewed and/or novated from time to time;
“Charter Earnings” means all Earnings payable by the Charterer to the Owner under or pursuant to the Charter and/or any moneys payable to the Owner under or pursuant to any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter;
“Charter Guarantee” means the guarantee contained in the Charter and executed by the Charter Guarantor in favour of the Owner;
“Charter Guarantor” means Dryships Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands and includes its successors in title;
“Charter Period” means such part of the period of the Charter as falls within the Facility Period or, in the event of expiration or determination of the period of the Charter prior to the expiration of the Facility Period, the period down to the expiration or determination of the period of the Charter;
“Charter Rights” means all of the rights of the Owner under or pursuant to the Charter, the Charter Guarantee and any other guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;
“Charterer” means Lucina Marine Inc. of the Republic of the Marshall Islands and includes its successors in title;
“Charterer’s Assigned Property” means all of the Charterer’s rights, title and interest in and to:
(a)	the Insurances; and
(b)	any Requisition Compensation;
“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or any of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;
“Delivery” means the delivery of the Ship by the Owner, and the acceptance of the Ship by the Charterer, pursuant to the Charter;
“Delivery Date” means the date upon which Delivery occurs;
“Earnings” means all moneys whatsoever from time to time due or payable to any person during the Facility Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to such person in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;
“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);
“Event of Default” means any of the events or circumstances described in clause 30 of the Loan Agreement;
“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Security Agent or any other Finance Party or any Receiver) of:
(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Security Agent or any other Finance Party or any Receiver in connection with the exercise of the powers referred to in or granted by this Deed or otherwise payable by the Owner in accordance with clause 14; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Security Agent or any other Finance Party or any Receiver until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 8.3 of the Loan Agreement (as conclusively certified by the Security Agent or any Receiver, as the case may be);

“Facility Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Finance Documents by payment of all moneys payable thereunder;
“Incapacity” means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);
“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Facility Period in place or taken out or entered into by or for the benefit of, among others, the Owner and/or the Charterer (whether in the sole name of the Owner, or in the joint names of the Owner, the Charterer and the Security Agent and/or the Finance Parties or any of them or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

‘‘Loan” means the principal amount advanced by the Lenders to the Borrowers pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;
“Loan Agreement” means the facility agreement dated 30 September 2016, as amended, supplemented and restated as mentioned in detail in recital (B) and as the same may be further amended and/or supplemented and/or restated from time to time;
“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in Part A of schedule 1 during the Charter Period or in the forms set out in Part B of schedule 1 during any Non-Charter Period, or in such other forms as may from time to time be required or agreed in writing by the Security Agent;
“Major Casualty Amount” means One million Dollars ($1,000,000) (or the equivalent in any other currency);
“Manager” means TMS Dry Ltd., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person approved in writing by the Majority Lenders, and includes its successors in title;
“Mortgage” means the statutory mortgage mentioned in recital (C);
“Mortgaged Property” means:
(a)	the Ship;
(b)	the Insurances;
(c)	the Charter Earnings and all other Owner’s Earnings;
(d)	all other Charter Rights; and
(e)	any Requisition Compensation;
“Non-Charter Period” means any part of the Facility Period not falling within the Charter Period;
“Notice of Assignment of Insurances” means a notice of assignment in the form set out in Part A of schedule 2 during the Charter Period or in the form set out in Part B of schedule 2 during any Non-Charter Period or in such other form as may from time to time be required or agreed in writing by the Security Agent;
“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Hedging Exposure, the Expenses and all other sums of money from time to time owing by the Borrowers or any of them to the Security Agent and/or the Finance Parties or any of them, whether actually or contingently, under the Loan Agreement, the Hedging Master Agreement, the other Finance Documents or any of them;
“Owner” includes the successors in title of the Owner;
“Owner’s Earnings” means the Charter Earnings and all other Earnings payable to the Owner;
“Owner’s Operating Account” means an account of the Owner opened or (as the context may require) to be opened by the Owner with the Account Bank with account number NL40ABNA0248742469 and includes any other account designated in writing by the Security Agent to be an Owner’s Operating Account for the purposes of this Deed and it is the “Earnings Account” of the Owner referred to in the Loan Agreement;

“Port of Registry” means the port of Valetta in Malta or such other port of registry in the Malta approved in writing by the Security Agent on which the Ship is, or is to be, registered at the date of this Deed or at any relevant time hereafter;
“Receiver” means any receiver and/or manager appointed pursuant to clause 11.2;
“Requisition Compensation” means any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of the Ship;
“Security Agent” includes the successors in title and the replacements of the Security Agent;
“Security Documents” means the Loan Agreement, the Hedging Master Agreement, this Deed, the Deed of Covenant, the Mortgage and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or any of them or any other Obligor pursuant to the Loan Agreement, the Hedging Master Agreement or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);
“Ship” means the vessel Pink Sands registered as a Maltese ship at the Port of Valetta under Official Number 9724647 under the laws and flag of Malta and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid; and
“Total Loss” means:
(a)	the actual, constructive, compromised or arranged total loss of the Ship; or
(b)	requisition for title, confiscation or other compulsory acquisition by a government entity; or
(c)
hijacking, piracy, theft, condemnation, capture, seizure, arrest or detention, unless the Ship be released and restored (during any Non-Charter Period) to the Owner or (during the Charter Period) the Charterer (as the case may be) from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof.

1.3	Insurance terms
In clause 9.1.1:
1.3.1
excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value;

1.3.2
excess war risk P&l cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks;

1.3.3	hull cover means insurance cover against the risks identified in clause 9.1.1(a).
1.3.4
P&l risks means the usual risks (including liability for oil pollution, excess war risk P&l cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion ( if any) of any collision liability not covered under the terms of the hull cover).
1.4	Construction of Mortgage terms
In the Mortgage:
1.4.1
references to “interest” shall be construed as references to interest covenanted to be paid in accordance with clause 4.1.2 and any interest specified in paragraph (b ) of the definition of “Expenses” in clause 1.2;

1.4.2	references to “principal” shall be construed as references to all moneys (other than interest) for the time being comprised in the Outstanding Indebtedness;
1.4.3
the term “Account Current” means an account or accounts maintained by the Security Agent, in accordance with its usual practice, evidencing the amounts from time to time lent by, owing to and paid to it under the Finance Documents.  Such account or accounts shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Owner to the Security Agent and/or the Finance Parties under the Finance Documents and any certificate from the Security Agent as to the amount owing by the Owner under the Finance Documents shall be conclusive in the absence of manifest error, and the sum specified in any such certificate shall be the certain and liquidated sum owing by the Owner to the Security Agent; and

1.4.4	the expression “all sums for the time being owing and from time to time owing to the Mortgagee” means the whole of the Outstanding Indebtedness.
1.5	Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.
1.6	Construction of certain terms
In this Deed, unless the context otherwise requires:
1.6.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Deed and references to this Deed include its schedules;
1.6.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.6.3	words importing the plural shall include the singular and vice versa;
1.6.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any government entity;
1.6.5
references to a “guarantee” shall include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.6.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.7	Conflict with Loan Agreement
As between the Owner and the Security Agent, this Deed shall be read together with the Loan Agreement but in case of any conflict between the two instruments, the provisions of the Loan Agreement shall prevail.
1.8	Conflict with Charter
If and to the extent that any of the covenants and undertakings given by the Charterer in this Deed may conflict with any of the provisions of the Charter, such covenants and undertakings shall (as between the Security Agent on the one hand and the Owner and the Charterer on the other hand but not otherwise) prevail over such provisions.
2	Representations and warranties
2.1	Continuing representations and warranties
The Charterer represents and warrants to the Security Agent that:
2.1.1	Due incorporation
each of the Charterer and the Charter Guarantor is duly incorporated and validly existing in good standing under the laws of the Republic of the Marshall Islands as a corporation and each has power to carry on its business as it is now being conducted and to own its property and other assets;
2.1.2	Corporate power
each of the Charterer and the Charter Guarantor has power to execute, deliver and perform its obligations under the Charter and the Charter Guarantee and such of the Finance Documents to which it is, or is to be, a party and has power to execute and deliver and perform its obligations under the Charter and the Charter Guarantee and the Finance Documents to which it is, or is to be, a party, and all necessary corporate, shareholder (if applicable) and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Charterer and the Charter Guarantor to borrow or give guarantees or security will be exceeded as a result of the execution, delivery and performance of the Charterer’s obligations under this Deed;
2.1.3	Binding obligations
the Charter, the Charter Guarantee and the Finance Documents to which each of the Charterer and the Charter Guarantor is, or is to be, a party constitute or will, when executed, constitute its valid and legally binding obligations enforceable in accordance with their respective terms;
2.1.4	No conflict with other obligations
the execution and delivery of, the performance of its obligations under, and compliance by each of the Charterer and the Charter Guarantor with, the provisions of the Charter, the Charter Guarantee and this Deed will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which it is subject, (ii) contravene or conflict with any provision of its articles of incorporation, by-laws or other constitutional documents;

2.1.5	No filings required
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Charter, the Charter Guarantee or this Deed that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Charter, the Charter Guarantee or this Deed and the Charter, the Charter Guarantee and each of the Charter, the Charter Guarantee and this Deed is in proper form for its enforcement in the courts of each Relevant Jurisdiction;
2.1.6	Choice of law
the choice of English law to govern the Charter, the Charter Guarantee and this Deed and the submission by the Charterer to the non-exclusive jurisdiction of the English courts are valid and binding;
2.1.7	No immunity
neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);
2.1.8	Consents obtained
every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Charterer or the Charter Guarantor to authorise, or required by it in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any of the Charter, the Charter Guarantee and this Deed or the performance by it of its obligations under the Charter, the Charter Guarantee and this Deed has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.
2.2	Initial representations and warranties
The Charterer represents and warrants to the Security Agent that:
2.2.1	No withholding Taxes
no Taxes are imposed by withholding or otherwise on any payment to be made by the Charterer or the Charter Guarantor under the Charter, the Charter Guarantee or this Deed or are imposed on or by virtue of its execution or delivery of the Charter, the Charter Guarantee or this Deed or any other document or instrument to be executed or delivered under the Charter, the Charter Guarantee or this Deed;
2.2.2	Ship’s employment
(save for the Charter) the Ship is not and will not on the Delivery Date be subject to any charter or contract or to any agreement to enter into any charter or contract entered into by the Charterer which, if entered into by it after the date of this Deed, would have required the consent of the Security Agent or the Finance Parties;
2.2.3	Freedom from Encumbrances
the Charterer is the sole, legal and beneficial owner of the whole of the Charterer’s Assigned Property and neither the Charterer’s Assigned Property nor any part thereof are or will be on the Delivery Date subject to any Encumbrance created by it or arising due to its act or omission or its use or operation of the Ship and it has not (save as disclosed in writing to the Security Agent) received notice of any Encumbrance (other than pursuant to the Finance Documents) in respect thereof created by any other person;

2.2.4	Commissions etc.
there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed to the Security Agent in writing prior to the date hereof;
2.2.5	Compliance with Environmental Laws
except as may already have been disclosed by the Charterer in writing to, and acknowledged in writing by, the Security Agent:
(a)	the Charterer has complied with the provisions of all Environmental Laws; and
(b)	the Charterer has not received notice of any Environmental Claim that the Charterer is not in compliance with any Environmental Law;
2.2.6	No Environmental Claims
except as may already have been disclosed by the Charterer in writing to, and acknowledged in writing by, the Security Agent, there is no Environmental Claim pending or, to the best of its knowledge and belief (having made due enquiry), threatened against the Charterer or the Ship or any other ship owned, managed or crewed by, or chartered to, the Charterer;
2.2.7	No potential Environmental Claims
except as may already have been disclosed by the Charterer in writing to, and acknowledged in writing by, the Security Agent, there has been no emission or Spill o f a Pollutant from or involving the Ship or any other ship owned by, managed or crewed by, or chartered to, the Charterer nor, to the best of its knowledge and belief (having made due enquiry), from any other ship owned by, managed or crewed by, or chartered to, the Charterer which could give rise to an Environmental Claim;
2.2.8	Copies true and complete
the copies of each of the Charter delivered or to be delivered to the Security Agent pursuant to clause 5.1 of the Second Supplemental Agreement are, or will when delivered be, true and complete copies of such documents, each of such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there will have been no amendments or variations thereof or default thereunder.
2.3	Repetition of representations and warranties
On and as of each day of the Facility Period, the Charterer shall be deemed to repeat the representations and warranties in clause 2.1 as if made with reference to the facts and circumstances existing on such day.
3	Mortgage and assignment
3.1	Mortgage and assignment
By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby mortgages and charges to and in favour of the Security Agent all its rights, title and interest present and future in and to the Mortgaged Property and, without prejudice to the generality of the foregoing, hereby assigns and agrees to assign to the Security Agent absolutely all its rights, title and interest in and to the Charter Earnings and any other Owner’s Earnings, any other Charter Rights, the Insurances and any Requisition Compensation, and all its benefits and interests present and future therein.  Provided however that:

3.1.1	Owner’s Earnings
the Owner’s Earnings shall be payable to the Owner’s Operating Account until such time as a Default shall occur and the Security Agent shall direct to the contrary whereupon the Owner shall forthwith, and the Security Agent may at any time thereafter, instruct the persons from whom the Owner’s Earnings are then payable to pay the same to the Security Agent or as it may direct and any Owner’s Earnings then in the hands of the Owner’s brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Security Agent and the Finance Parties;
3.1.2	Insurances
unless and until a Default shall occur (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Security Agent and applied in accordance with clause 12.1 or clause 12.4 (as the case may be)):
(a)
any moneys payable under the Insurances other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Security Agent will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

(b)
any insurance moneys received by the Security Agent in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Security Agent there shall have occurred a Default (whereupon such insurance monies shall be applied in accordance with clause 12.1 or clause 12.4 (as the case may be)), be paid over to the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period) upon the Owner or the Charterer (as the case may be) furnishing evidence satisfactory to the Security Agent that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner or the Charterer (as the case may be), provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Security Agent, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 3 as shall apply to Owner’s Earnings and the Security Agent will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Security Agent shall have become entitled under clause 3.1.1 to direct that the Owner’s Earnings be paid to the Security Agent.

3.2	Notice
The Owner hereby covenants and undertakes with the Security Agent that it will from time to time upon the written request of the Security Agent give written notice of the assignment contained in clause 3.1 to any person (other than the Charterer) from whom any Owner’s Earnings are due in the form set out in schedule 3 and will procure that within fourteen (14) days after the giving of such notice such person delivers to the Security Agent a copy thereof with the acknowledgement thereof in the form set out in such schedule duly executed by such person.
3.3	Use of Owner’s name
The Owner covenants and undertakes with the Security Agent to do or permit to be done each and every act or thing which the Security Agent may from time to time require to be done for the purpose of enforcing the Security Agent’s rights under this Deed and to allow its name to be used as and when required by the Security Agent for that purpose.

3.4	Reassignment
Upon payment and discharge in full to the satisfaction of the Security A g e n t of the Outstanding Indebtedness, the Security Agent shall, at the request and cost of the Owner, re-assign the Charter Earnings and the other Owner’s Earnings, the other Charter Rights, the Insurances and any Requisition Compensation to the Owner or as it may direct.
3.5	Liability of Owner
The Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.
3.6	Acknowledgement by Charterer
By its execution of this Deed, the Charterer has received written notice of, and consents to, the assignment to the Security Agent of the Charter Earnings and the other Charter Rights.
3.7	Notice of assignment of Charter Guarantee and acknowledgement
The Owner covenants and undertakes with the Security Agent that it will forthwith, following the execution of this Deed, give written notice of assignment contained in clause 5.1 to the Charter Guarantor in the form set out in schedule 4 and each of the Owner and the Charterer undertake with the Security Agent that they will procure forthwith that the Charter Guarantor delivers to the Security Agent a copy thereof with the form of acknowledgement set out in such schedule duly executed by the Charter Guarantor.
4	Covenant to pay
4.1
In consideration of (i) the agreement of the Lenders continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to the Borrowers pursuant to the Loan Agreement and subject to the terms of the Loan Agreement, (ii) the agreement of the Hedging Provider to continue to be a party to the Hedging Master Agreement and (iii) the advance by the Lenders to the Borrowers of the total principal sum of Eighty two million seven hundred and sixty two thousand five hundred Dollars ($82,762,500) (receipt of which sum the Owner hereby acknowledges) in accordance with the provisions of the Loan Agreement, the Owner hereby covenants with the Security Agent:

4.1.1	to repay the Loan by the instalments and on the dates referred to and otherwise in the manner and upon the terms set out in the Loan Agreement;
4.1.2
to pay interest on the Loan, and on any overdue interest or other moneys payable under the Loan Agreement, at the rate or rates from time to time applicable thereto in the manner and upon the terms set out in the Loan Agreement;

4.1.3	to pay all moneys payable under the Hedging Master Agreement at the times and in the manner therein specified; and
4.1.4	to pay all other moneys payable by the Owner under the Finance Documents or any of them at the times and in the manner therein specified.
5	Charterer’s assignment
5.1	Charterer’s assignment
By way of security for the Outstanding Indebtedness, the Charterer with full title guarantee hereby assigns and agrees to assign to the Security Agent absolutely all its rights, title and interest in and to the Charterer’s Assigned Property and all its benefits and interests present and future therein.  Provided however that:

5.1.1	Insurance
unless and until a Default shall occur (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Security Agent and applied in accordance with clause 12.1 or clause 12.4 (as the case may be)):
(a)
any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Security Agent will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses; and

(b)
any insurance moneys received by the Security Agent in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Security Agent there shall have occurred a Default (whereupon such insurance monies shall be applied in accordance with clause 12.1 or clause 12.4 (as the case may be)), be paid over to the Charterer (during the Charter Period) upon the Charterer furnishing evidence satisfactory to the Security Agent that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Charterer, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Security Agent, make payment on account of repairs in the course of being effected.

5.2	Use of Charterer’s name
The Charterer covenants and undertakes with the Security Agent to do or permit to be done each and every act or thing which the Security Agent may from time to time require to be done for the purpose of enforcing the Security Agent’s rights under this Deed and to allow its name to be used as and when required by the Security Agent for that purpose.

Upon payment and discharge in full to the satisfaction of the Security Agent of the Outstanding Indebtedness, the Security Agent shall, at the request and cost of the Charterer, re-assign the Charterer’s Assigned Property to the Charterer or as it may direct.
5.4	Liability of Charterer
The Charterer shall remain liable to perform all the obligations assumed by it in relation to the Charterer’s Assigned Property and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Charterer to perform its obligations in respect thereof.
6	Continuing security and other matters
6.1	Continuing security
The security created by the Mortgage and this Deed and the obligations and liabilities of the Charterer shall:
6.1.1
be held by the Security Agent as a continuing security for the payment of the Outstanding Indebtedness, and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Finance Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Security Agent and/or any of the Finance Parties in respect of the Outstanding Indebtedness or any part thereof and the Security Agent and/or any of the Finance Parties) and shall remain in full force and effect until the Outstanding Indebtedness has been discharged in full (which expression shall not embrace payment or a dividend in liquidation or bankruptcy of less than one hundred per cent (100%));
6.1.2
be in addition to, and shall not in any way prejudice or affect, and m a y be enforced by the Security Agent without prior recourse to, the security created by any other of the Finance Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Security Agent or any Finance Party or any right or remedy of the Security Agent or any Finance Party thereunder;

6.1.3
not be in any way prejudiced or affected by the existence of any of the other Finance Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent or any Finance Party dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable; and

6.1.4
not in any way be prejudiced or affected by any change in the constitution of, or any amalgamation or reconstruction of the Owner, the Security Agent or any other person or by any legal limitation, disability, incapacity or other circumstances relating to the Owner or any other person, whether or not known to the Security Agent or any other Finance Party, by any invalidity in or irregularity or unenforceability of the obligations of the Owner or any other person under the Loan Agreement or any of the other Finance Documents or otherwise and so that in the event that any obligation or purported obligation of the Owner or any other person which, if enforceable or valid or continuing, would be secured by this Deed is or becomes wholly or in part unenforceable or invalid or terminated for any reason whatsoever, the Charterer will keep the Security Agent fully indemnified against any loss suffered by the Security Agent or any other Finance Party as a result of any failure by the Owner or such other party to perform any such obligation or purported obligation.

6.2	Rights additional
All the rights, remedies and powers vested in the Security Agent hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Security Agent or any other Finance Party under the Loan Agreement, the Hedging Master Agreement, this Deed, the other Finance Documents or any such Collateral Instrument or at law and that all the powers so vested in the Security Agent may be exercised from time to time and as often as the Security Agent may deem expedient.
6.3	No enquiry
Neither the Security Agent nor any Receiver shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Security Agent or to which the Security Agent may at any time be entitled under the Mortgage and/or this Deed.
6.4	Obligations of Owner, Charterer and Security Agent
The Owner and the Charterer shall each remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Charterer’s Assigned Property respectively and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner or the Charterer to perform its obligations in respect thereof.
6.5	Liability unconditional
The rights, remedies and powers vested in the Security Agent under this Deed shall not be affected nor shall this Deed be discharged or reduced by reason of:

6.5.1	the Incapacity or any change in the name, style or constitution of the Owner or any other person liable;
6.5.2
the Security Agent or any other Finance Party granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of the Owner or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Owner or any other person liable; or

6.5.3
any act or omission which would not have discharged or affected the liability of the Charterer or the security constituted by the Charterer under this Deed had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Charterer or such security.

6.6	Waiver of Charterer’s rights
Until the Outstanding Indebtedness has been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) and notwithstanding that the security created by this Deed and the other Finance Documents may have been released, the Charterer agrees that, without the prior written consent of the Security Agent, it will not:
6.6.1	exercise its rights of subrogation, reimbursement and indemnity against the Owner or any other person liable;
6.6.2
demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Charterer from the Owner or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

6.6.3	take any step to enforce any right against the Owner or any other person liable in respect of any Outstanding Indebtedness; or
6.6.4
claim any set-off or counterclaim against the Owner or any other person liable or claim or prove in competition with the Security Agent or any other Finance Party in the liquidation of the Owner or any other person liable or have the benefit of, or share in, any payment from or composition with, the Owner or any other person liable or any other Collateral Instrument now or hereafter held by the Security Agent or any other Finance Party for the Outstanding Indebtedness or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Agent, it will prove for the whole or any part of its claim in the liquidation of the Owner on terms that the benefit of such proof and of all money received by it in respect thereof shall be paid to the Security Agent for application in or towards discharge of the Outstanding Indebtedness in such manner as the Security Agent shall deem appropriate.

6.7	Suspense account
Any money received in connection with this Deed (whether before or after any Incapacity of the Owner or the Charterer) which would (but for this Deed) have been payable to the Charterer may, if an Event of Default has happened, be placed to the credit of a suspense account with a view to preserving the rights of the Security Agent and the other Finance Parties to prove for the whole of its claims against the Owner or any other person liable or may be applied in or towards satisfaction of the Outstanding Indebtedness.
6.8	Settlements conditional
Any release, discharge or settlement between the Charterer and the Security Agent shall be conditional upon no security, disposition or payment to the Security Agent by the Owner or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Security Agent shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.
6.9	Delivery of certain property
If, contrary to the provisions of this Deed, the Charterer takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Security Agent and shall be delivered to the Security Agent on demand.
6.10	Certificates conclusive
Any certificate submitted by the Security Agent to the Charterer as to the amount or any part thereof hereby secured shall, in the absence of manifest error, be conclusive and binding on the Charterer.
6.11	Collateral Instruments
The Security Agent shall not be obliged to make any claim or demand on the Owner or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted by the Security Agent in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Charterer under or the security created by the Charterer under this Deed nor shall the Security Agent be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Outstanding Indebtedness.
7	Owner’s undertakings
7.1	The Owner hereby covenants with the Security Agent and undertakes that throughout the Facility Period:
7.1.1	Negative undertakings
it will not, without the previous written consent of the Majority Lenders:
(a)	Variations
materially vary the Charter or the Charter Guarantee (and, for the avoidance of doubt, any assignment, transfer or novation of a Charter or a Charter Guarantee, whether from the Owner or the Charterer, without approval shall constitute a material variation), and the Owner shall not grant any consent to the Charterer in respect of any such variation;
(b)	Releases and waivers
release the Charterer or the Charter Guarantor from any of the Charterer’s or the Charter Guarantor’s obligations under the Charter or the Charter Guarantee or waive any breach of the Charterer’s or the Charter Guarantor’s obligations thereunder (including by way of novation, assignment or transfer) or consent to any such act or omission of the Charterer or the Charter Guarantor as would otherwise constitute such breach;
(c)	Termination
terminate or rescind the Charter or withdraw the Ship from service under the Charter or take any similar action for any reason whatsoever provided always that any determination of the Charter by the Owner after such consent is given shall (as the Charterer hereby acknowledges) be without responsibility on the part of the Security Agent or the Finance Parties who shall be under no liability whatsoever in the event that such determination is thereafter adjudged to constitute a repudiation of the Charter by the Owner; this provision shall not apply, and any violation shall be considered as remedied, if, following such termination or rescission or withdrawal, the relevant Event of Default is remedied pursuant to paragraphs (a), (b) or (c) of clause 30.23.3 of the Loan Agreement;
(d)	Lien on sub-freights
(save as contemplated by this Deed) claim or exercise any lien upon sub-freights which might otherwise be available to it under the Charter or the Charter Guarantee; or
(e)	Consents
grant any consent which may be required from the Owner pursuant to the Charter or the Charter Guarantee;
7.1.2	Performance of Charter obligations
it will perform its obligations under the Charter and the Charter Guarantee and use its best endeavours to procure that the Charterer and the Charter Guarantor shall perform its obligations under the Charter and the Charter Guarantee;
7.1.3	Information
it will supply to the Security Agent all information, accounts and recourse that it may be necessary or of assistance to enable the Security Agent to verify the amount of all payments of charter hire and any other amount payable under the Charter or the Charter Guarantee;
7.1.4	Ship’s name and registration
(a)	it will not change the name of the Ship without the prior written consent of the Security Agent;
(b)	it will keep the Ship permanently registered with the relevant Registry under the laws of its Flag State;
(c)
it will not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered under the laws of another state of registry;

(d)	it will not register the Ship or permit its registration under any other flag or at any other port without the prior written consent of the Security Agent;
(e)
if the said registration of the Ship is for a limited period, it will renew the registration of the Ship at least twenty five (25) days prior to the expiry of such registration and to provide evidence of such renewal to the Security Agent at least twenty (20) days prior to such expiry;

7.1.5	Notification of certain events
it will notify the Security Agent forthwith by facsimile confirmed by letter of:
(a)	any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount;
(b)	any occurrence which may result in the Ship becoming a Total Loss;
(c)	any requisition of the Ship for hire;

(d)	any Environmental Incident involving the Ship and Environmental Claim being made in relation to such an incident;
(e)	any withdrawal or threat to withdraw any applicable operating certificate;
(f)	the issue of any operating certificate required under any applicable code;
(g)	the receipt of notification that any application for such a certificate has been refused;
(h)
any requirement or recommendation made in relation to the S hip by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and

(i)	any arrest, hijacking or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances;
7.1.6	Encumbrances
it will not without the prior written consent of the Security Agent (and then only subject to such conditions as the Security Agent may impose) create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Maritime Liens) over or in respect of the Ship, any share or interest therein or in any other part of the Mortgaged Property otherwise than to or in favour of the Security Agent;
7.1.7	Sale or other disposal
it will not without the prior written consent of the Security Agent (acting on the instructions of all the Lenders) sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest in it if the net proceeds of sale would be insufficient to discharge the prepayment obligations of the Owner in respect of such sale under Clause 7.6 (Sale or Total Loss) of the Loan Agreement.  Whereno approval is required under this clause, the Owner shall provide advance notice to the Security Agent of any such proposed sale and such sale shall be subject to the provisions of the same Clause 7.6 (Sale or Total Loss) of the Loan Agreement.
7.1.8	Chartering
except pursuant to the Charter, it will not without the prior written consent of the Majority Lenders and, if such consent is given, only subject to such conditions as the Security Agent may impose, let the Ship:
(a)	on a bareboat or demise charter or passes possession and operational control of the Ship to another person;
(b)	by any time or voyage charter for a term which is capable of lasting more than twelve (12) months;
(c)
on terms as to payment or amount of hire which are materially less beneficial to it than the terms which at that time could reasonably be expected to be obtained on the open market for vessels of the same age and type as the Ship under charter commitments of a similar type and period; or

(d)	to another Group Member.

7.1.9	Sharing of Owner’s Earnings
it will not without the prior written consent of the Majority Lenders enter into any agreement or arrangement whereby the Owner’s Earnings may be shared with any other person;
7.1.10	Payment of Owner’s Earnings
it will procure that the Owner’s Earnings are paid to the Security Agent at all times if and when the same shall be or shall have become so payable in accordance with the Finance Documents after the Security Agent shall have directed pursuant to clause 3.1.1 that the same shall be no longer receivable by the Owner and that any Owner’s Earnings which are so payable and which are in the hands of the Owner’s brokers or agents are duly accounted for and paid over to the Security Agent forthwith on demand;
7.1.11	Owner’s manager
it will not without the prior written consent of the Security Agent appoint a manager of the Ship other than the TMS, unless that manager and the terms of its appointment are approved (which approval of such Manager shall not be required if such Manager has the same ultimate beneficial owners as TMS has on the date of this Deed) and it and the Owner have delivered a duly executed Manager’s Undertaking to the Security Agent.  The Owner shall not agree to any change to the terms of appointment of a manager which have been approved unless such change is approved by the Majority Lenders or terminate or amend the terms of the Management Agreement in request of the Ship;
7.1.12	Conveyance on default
where the Ship is (or is to be) sold in exercise of any power contained in this Deed or otherwise conferred by the Finance Documents, it will immediately execute, forthwith upon request by the Security Agent, such form of transfer of title to the Ship as the Security Agent may require; and
7.1.13	Compliance with Environmental Laws
it and every person who owns, operates or manages the Ship, will comply with all applicable laws and the requirements of all applicable codes and regulations (including but not limited to all Environmental Laws).
8	Charterer’s undertakings
8.1	The Charterer hereby covenants with the Security Agent and undertakes that throughout the Charter Period:
8.1.1	Enforcement by Security Agent
it will permit the Security Agent to enforce all other rights and benefits whatsoever accrued or accruing to the Owner under the Charter and the Charter Guarantee, subject to clause 18 (Quiet enjoyment), and for this purpose to take over or institute proceedings in respect thereof;
8.1.2	Negative undertakings relating to Charter
it will not without the prior written consent of the Security Agent:
(a)	Assignments
assign or otherwise dispose of the Charterer’s rights and obligations under the Charter;

(b)	Variations
agree to any material variation of the Charter;
(c)	Termination
terminate the Charter (anything contained in the Charter notwithstanding) for any reason whatsoever provided always that any termination of the Charter by the Charterer after such consent is given shall (as the Charterer hereby acknowledges) be without responsibility on the part of the Security Agent or the Finance Parties who shall be under no liability whatsoever in the event that such determination is thereafter adjudged to constitute a repudiation of the Charter by the Charterer; this provision shall not apply, and any violation shall be considered as remedied, if, following such termination or rescission or withdrawal, the relevant Event of Default is remedied pursuant to paragraphs (a), (b) or (c) of clause 30.23.3 of the Loan Agreement;
8.1.3	Performance of Charter obligations
it will perform its obligations under the Charter;
8.1.4	Total Loss recovery
it will, in the event that, upon a Total Loss of the Ship, the Security Agent is disabled from recovering under the Insurances or any of them or the amount of the recovery thereunder is diminished and such disablement or diminution results from any breach by the Charterer of any of its obligations under this Deed and/or the Charter, pay to the Security Agent on demand a sum (which shall be applied in accordance with clause 12.1 as if the same had been a recovery under the Insurances in respect of such Total Loss) equal to the amount which would but for such disablement have been recoverable under the Insurances or (as the case may be) a sum equal to the amount hereby the insurance recovery has been diminished;
8.1.5	Sister ship arrest
it will, in the event of the Ship at any time being arrested, seized, detained or subjected to distress or levied upon by reason of any process, claim or Encumbrance of whatsoever nature arising out of the use or operation of the Ship by the Charterer or any of its agents, employees or sub-charterers, at its own expense take prompt action to secure the release of the Ship and be responsible for discharging each and every liability in connection with any such process, claim or Encumbrance;
8.1.6	Sister ship indemnity
it will indemnify the Owner and the Security Agent and hold each of them harmless against all liabilities of whatsoever nature (including penalties claims demands orders or judgements) which the Owner or the Security Agent may suffer or incur in respect of the Ship and which arise out of the use or operation of the Ship;
8.1.7	Compliance with Environmental Laws
it will comply with all applicable laws and the requirements of all applicable codes and regulations (including but not limited to all Environmental Laws);
8.1.8	Ship’s name and registration
(a)	it will not change the name of the Ship without the prior written consent of the Security Agent;
(b)	it will keep the Ship permanently registered with the relevant Registry under the laws of its Flag State;

(c)
it will not do or permit to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited 0r imperilled or which could or might result in the Ship being required to be registered under the laws of another state of registry;

(d)	it will not register the Ship or permit its registration under any other flag or at any other port without the prior written consent of the Security Agent;
(e)
if the said registration of the Ship is for a limited period, it will renew the registration of the Ship at least twenty five (25) days prior to the expiry of such registration and to provide evidence of such renewal to the Security Agent at least twenty (20) days prior to such expiry;

8.1.9	Abandonment
it will not without the prior written consent of the Security Agent (and then only subject to any conditions the Security Agent may impose) abandon the Ship;
8.1.10	Charterer’s manager
it will not without the prior written consent of the Security Agent appoint a manager of the Ship other than the TMS, unless that manager and the terms of its appointment are approved (which approval of such Manager shall not be required if such Manager has the same ultimate beneficial owners as TMS has on the date of this Deed) and it and the Owner have delivered a duly executed Manager’s Undertaking to the Security Agent.  The Charterer shall not agree to any change to the terms of appointment of a manager which have been approved unless such change is approved by the Majority Lenders or terminate or amend the terms of the Management Agreement in respect of the Ship;
8.1.11	Encumbrances
it will not without the prior written consent of the Security Agent (and then only subject to such conditions as the Security Agent may impose) create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Maritime Liens) over or in respect of the Ship, any share or interest therein or in any other part of the Charterer’s Assigned Property otherwise than to or in favour of the Security Agent; and
8.1.12	Notification of certain events
it will notify the Security Agent forthwith by facsimile confirmed by letter of:
(a)	any petition or notice of meeting to consider any resolution to wind up the Charterer or the Charter Guarantor (or any event analogous thereto under the laws of the place of its incorporation);
(b)	any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for the Ship;
(c)	any occurrence which may result in the Ship becoming a Total Loss;
(d)	any requisition of the Ship for hire;
(e)	any Environmental Incident involving the Ship and Environmental Claim being made in relation to such an incident;
(f)	any withdrawal or threat to withdraw any applicable operating certificate;
(g)	the issue of any operating certificate required under any applicable code;
(h)	the receipt of notification that any application for such a certificate has been refused;

(i)
any requirement or recommendation made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and

(j)	any arrest, hijacking or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances.
9	Covenants concerning insurance and operational matters
9.1
The Owner hereby covenants with the Security Agent and undertakes throughout the Charter Period and the Non-Charter Period; and the Charterer also hereby covenants with the Security Agent and undertakes throughout the Charter Period:

9.1.1	Insurance
(a)	Insured risks, amounts and terms
to insure and keep the Ship insured free of cost and expense to the Security Agent and the other Finance Parties or any of them and (during the Non-Charter Period) in the sole name of the Owner or (during the Charter Period) in the joint names only of the Owner and the Charterer or, if so required by the Security Agent, in the joint names of the Owner and the Security Agent and/or the Finance Parties or any of them and (during the Charter Period) the Charterer (but without liability on the part of the Security Agent and/or the Finance Parties or any of them for premiums or calls):
(i)
against (a) fire and usual marine risks (including excess risks) and (b) war risks (including war protection and indemnity risks, terrorism, piracy as per Institute War and Strikes Clauses 1.10.83 or similar clauses and blocking and trapping risks) on an agreed value basis, in each case, for at least its minimum hull cover (as defined in clause 24.1 of the Loan Agreement) and in the case of paragraph (a) above, provided that the hull and machinery insurances for the Ship shall at all times cover at least 80 per cent of its market value and the remaining minimum hull cover may be insured by way of excess risks cover;

(ii)
against P&l risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000);

(iii)	against such other risks and matters which the Security Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and
(iv)	on terms which comply with the other provisions of this clause 9.1.1;
and to pay to the Security Agent the cost (as conclusively certified by the Security Agent) of (A) any mortgagee’s interest insurance (including, if the Security Agent shall so require, mortgagee’s additional perils (including all P&l risks) coverage) which the Security Agent may from time to time effect in respect of the Ship upon such terms and in such amounts (not exceeding when aggregated with the equivalent insurances of all other Mortgaged Ships One hundred and ten per cent (110%) of the aggregate of (A) the Loan and (B) the Hedging Exposure under all Hedging Contracts) as it shall deem desirable and (B) any other insurance cover which the Security Agent may reasonably require in respect of any Finance Party’s interests and potential liabilities (whether as mortgagee of the Ship or beneficiary of the Finance Documents);
(b)	Approved brokers, insurers and associations to effect the insurances aforesaid:
(i)	in the name of the Owner and the Charterer (and, if required by the Owner or the Charterer, also the Manager and (in the case of the Ship’s hull cover) no other person (other than the Security Agent and any other Finance Party if required by the Agent) (unless such other person is approved and, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in the Insurances to the Security Agent or the other Finance Parties in an approved form (which any such Manager shall do in any event) and provided such supporting documents and opinions in relation to that assignment as the Agent requires);
(ii)	in dollars or another approved currency;
(iii)	arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations; and
(iv)	on approved terms and with approved insurers or associations;
(c)	Fleet liens, set-off and cancellation
if the Ship’s hull cover also insures other vessels, to procure that the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:
(i)	set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships); or
(ii)	cancel that cover because of non-payment of premiums in respect of such other vessels, or the Owner shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels.
(d)	Payment of premiums and calls
punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Security Agent;
(e)	Renewal
at least two (2) days before the relevant policies, contracts or entries expire, to notify the Security Agent of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period) or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Security Agent pursuant to this clause 9.1.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least two (2) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least two (2) days before such expiry (or within such shorter period as the Security Agent may from time to time agree) confirm in writing to the Security Agent as and when such renewals have been effected in accordance with the instructions so given;
(f)	Guarantees
to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(g)	Insurance documents
to provide the Security Agent with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with the Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to the Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Security Agent or some other approved person;
(h)	Associations’ loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Security Agent with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Security Agent;
(i)	Extent of cover and exclusions
to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Security Agent has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Security Agent;
(j)	Independent report
if so requested by the Security Agent, but once per calendar year at the cost of the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period) or if there is an Event of Default at any time, to furnish the Security Agent from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Security Agent dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;
(k)	Collection of claims
to do all things necessary and provide all documents, evidence, information and assistance to enable the Security Agent to collect or recover any moneys which shall at any time become due in respect of the Insurances;
(I)	Employment of Ship
(i)
not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied);

(ii)
not to enter the Ship or remain in any zone which has been declared a war, conditional or excluded zone by any government entity or the Ship’s insurers for war risks and/or allied perils (including piracy) unless:

(a)	appropriate insurances have been taken out by the Owner; and
(b)
any requirements of the Security Agent and/or the Ship’s insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) have been complied with.

(m)	Application of recoveries
to apply all sums paid under the Insurances to anyone other than the Security Agent in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged;
9.1.2	Repair
to keep the Ship in a good and efficient state of repair and procure that the quality of workmanship and materials used to repair the Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship’s value is not reduced;
9.1.3	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Majority Lenders to, or suffer any other person to:
(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or
(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances (save for the Mortgage); or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without risk of causing damage to the structure or fabric of the Ship or incurring significant expense;
9.1.4	Maintenance of class; compliance with regulations
to maintain the Classification with the Classification Society and ensure that neither the Classification nor the Classification Society of the Ship shall be changed without approval by the Majority Lenders and to comply, and to ensure that the Ship and every person who owns, operates or manages the Ship shall comply, with all applicable laws and the requirements of all applicable codes and regulations (including but not limited to all Environmental Laws and all Sanctions) and to ensure that there are kept in force and on board the Ship or in such person’s custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person’s custody;
9.1.5	Surveys
to submit the Ship to continuous surveys and any other surveys as may be required for it to maintain the Classification as its class and (if so requested by the Security Agent) to supply promptly to the Security Agent copies of all survey reports issued in respect thereof;
9.1.6	Inspection
to ensure that the Security Agent, by surveyors or other persons appointed by it (at the expense of the Owner) for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Security Agent reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise) with the cost of no more than one inspection per calendar year to be borne by the Owner, unless an Event of Default occurs, in which case the cost of any and all such inspections to be borne by the Owner;

9.1.7	Prevention of and release from arrest
promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory Hens on, or claims enforceable against, the Ship, her Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require,
9.1.8	Employment
not to employ the Ship or permit her employment in any way or in any activity which is unlawful under international law or the domestic laws of any relevant country, in carrying illicit or prohibited goods, or in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated and if there are hostilities in any part of the world (whether war has been declared or not) not to employ the Ship or permit her employment in carrying any contraband goods, and the persons responsible for the operation of the Ship shall take all necessary and proper precautions to ensure that this does not happen, including participation in industry or other voluntary schemes available to the Ship and in which leading operators of ships operating under the same flag or engaged in similar trades generally participate at the relevant time;
9.1.9	War zones
to ensure that the Ship will not enter or remain in any zone which has been declared a war zone by any government entity or by the Ship’s war risk insurers except if any requirements of the Security Agent and/or the Ship’s insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) are complied with;
9.1.10	Information
promptly to furnish the Security Agent with all such information as it may from time to time require regarding the Ship, her employment, position, use or operation including details of towages and salvages, and copies of all its charter commitments and copies of any applicable operating certificates;
9.1.11	Notification of certain events
to notify the Security Agent forthwith by facsimile thereafter confirmed by letter of:
(a)	any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for the Ship;
(b)	any occurrence which may result in the Ship becoming a Total Loss;
(c)	any requisition of the Ship for hire;
(d)	any Environmental Incident involving the Ship and Environmental Claim being made in relation to such an incident;
(e)	any withdrawal or threat to withdraw any applicable operating certificate;
(f)	the issue of any operating certificate required under any applicable code;
(g)	the receipt of notification that any application for such a certificate has been refused;

(h)
any requirement or recommendation made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and

(i)	any arrest, hijacking or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances;
9.1.12	Payment of outgoings and evidence of payments
promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and the Ship’s Earnings and Insurances and to keep proper accounting records in respect of the Ship and its Earnings and, as and when the Security Agent may so require, to make such books available for inspection on behalf of the Security Agent, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Ship’s crew are being promptly and regularly paid and that all deductions from its crew’s wages in respect of any applicable Tax liability are being properly accounted for and that the Ship’s master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;
9.1.13	Repairers’ liens
not without the prior written consent of the Majority Lenders, to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Major Casualty Amount unless such person shall first have given to the Security Agent in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or its Earnings for the cost of such work or otherwise;
9.1.14	Notice of Mortgage
to place and at all times and places to retain a properly certified copy of the Mortgage and this Deed (which shall form part of the Ship’s documents) on board the Ship with her papers and cause such certified copy of the Mortgage and this Deed to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Security Agent and to place and keep prominently displayed in the navigation room and in the Master’s cabin of the Ship a framed printed notice in plain type reading as follows:
“NOTICE OF MORTGAGE”
This Ship is subject to a first priority statutory Maltese mortgage and deed of covenant in favour of KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany.  Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew’s wages and salvage”
and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor the Charterer nor any other charterer nor the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage; and
9.1.15	Anti-drug abuse
without prejudice to clause 9.1.8, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and/or (during the Charter Period) the Charterer and, if the Security Agent shall so require, to enter into a “Carrier Initiative Agreement” with the United States Customs and Border Protection and to procure that the same agreement (or any similar agreement hereafter introduced by any government entity of the United States of America) is maintained in full force and effect and performed by the Owner (during the Non-Charter Period) or Charterer (during the Charter Period).
10	Powers of Security Agent to protect security and remedy defaults
10.1	Protective action
The Security Agent shall, without prejudice to its other rights, powers and remedies under any of the Finance Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Finance Documents, and all Expenses attributable thereto shall be payable by the Owner on demand.
10.2	Remedy of defaults
Without prejudice to the generality of the provisions of clause 10.1:
10.2.1
if the Owner fails to comply with any of the provisions of clause 9.1.1 the Security Agent shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as the Security Agent may in its discretion think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner’s or, during the Charter Period, the Charterer’s risk) to remain in, or to proceed to and remain in a port designated by the Security Agent until such provisions are fully complied with;

10.2.2
if the Owner or the Charterer fails to comply with any of the provisions of clauses 9.1.2, 9.1.4 or 9.1.5, the Security Agent shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as the Security Agent may deem expedient or necessary in order to procure the compliance with such provisions; and

10.2.3
if the Owner or the Charterer fails to comply with any of the provisions of clause 9.1.7 the Security Agent shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as the Security Agent may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Security Agent of any such powers shall be payable by the Owner to the Security Agent on demand.
11	Powers of Security Agent on Event of Default
11.1	Powers
Upon the happening of any Event of Default, the Security Agent shall become forthwith entitled by notice given to the Borrowers by the Agent in accordance with the provisions of clause 30.24 of the Loan Agreement to declare the Outstanding Indebtedness or any part thereof to be due and payable immediately or in accordance with such notice whereupon the Outstanding Indebtedness or the relevant part thereof shall become so due and payable and (whether or not the Security Agent shall have given any such notice) the Security Agent shall become forthwith entitled, as and when the Security Agent may see fit, to put into force and exercise in relation to the Mortgaged Property and/or the Charterer’s Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as mortgagee and/or assignee of the Mortgaged Property and/or the Charterer’s Assigned Property (whether at law, by virtue of the Mortgage and this Deed or otherwise) and in particular (without limiting the generality of the foregoing):
11.1.1	to take possession of the Ship;
11.1.2	to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Security Agent may nominate;
11.1.3
to collect, recover, compromise and give a good discharge for, all claim s then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Mortgaged Property and/or the Charterer’s Assigned Property, and to take over or institute (if necessary using the name of the Owner or, as the case may be, the Charterer) all such proceedings in connection therewith as the Security Agent in its absolute discretion thinks fit, and, in the case of the Insurances, to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

11.1.4
to discharge, compound, release or compromise claims in respect of the Ship or any other part of the Mortgaged Property and/or the Charterer’s Assigned Property which have given or may give rise to any charge or lien or other claim on the Ship or any other part of the Mortgaged Property and/or the Charterer’s Assigned Property or which are or may be enforceable by proceedings against the Ship or any other part of the Mortgaged Property and/or the Charterer’s Assigned Property;

11.1.5
to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty (excluding the Charter), and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Security Agent and/or the Finance Parties in their absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Security Agent and/or the Finance Parties or any of them purchase the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 12.1;

11.1.6
to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Security Agent and/or the Finance Parties or any of them, in their absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

11.1.7	to recover from the Owner on demand all Expenses incurred or paid by the Security Agent in connection with the exercise of the powers (or any of them) referred to in this clause 11.
11.2	Receiver
11.2.1	Appointment
At any time after the Outstanding Indebtedness shall have become due and payable in accordance with a notice given by the Security Agent to the Borrowers pursuant to clause 30.24 of the Loan Agreement, the Security Agent shall be entitled (but not bound) by writing executed as a deed or under the hand of any Director or officer of the Security Agent to appoint any person or persons to be a receiver and/or manager of the Mortgaged Property or any part thereof (with power to authorise any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration, and may remove any receiver and/or manager so appointed and appoint another in his place.  Any receiver and/or manager so appointed shall be the agent of the Owner and the Owner shall be solely responsible for his acts or defaults and for his remuneration, and such receiver and/or manager so appointed shall have all powers conferred by the Law of Property Act 1925 without the restrictions contained in sections 93 and 103 of that Act and, in addition, power on behalf of and at the cost of the Owner (notwithstanding any liquidation of the Owner) to do or omit to do anything which the Owner could do or omit to do in relation to the Mortgaged Property or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Security Agent by the Mortgage and this Deed.

11.2.2	Remuneration
Any Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved, upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm, without being limited to the maxim um rate specified in section 109(6) of the Law of Property Act 1925.
11.3	Liability of Security Agent in possession
Neither the Security Agent nor any Finance Party nor any Receiver shall be liable as mortgagee in possession in respect of all or any of the Mortgaged Property and/or the Charterer’s Assigned Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.
11.1	Dealings with Security Agent or Receiver
Upon any sale of the Ship or any share or interest therein by the Security Agent and/or the Finance Parties or any of them pursuant to clause 11.1.5 or pursuant to clause 17.1, or by any Receiver, the purchaser shall not be bound to see or enquire whether the power of sale of the Security Agent and/or the Finance Parties (or the Receiver, as the case may be) has arisen in the manner provided in this Deed and the sale shall be deemed to be within their power and the receipt of the Security Agent and/or the Finance Parties (or the Receiver, as the case may be) for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner and all persons claiming through or under the Owner.
12	Application of moneys
12.1	Application
All moneys received by the Security Agent or any Receiver in respect of:
12.1.1	sale of the Ship or any share or interest therein;
12.1.2
recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Security Agent in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 3.1.2(a) or the Charterer as provided in clause 5.1.1(a) or which fall to be otherwise applied under clause 12.4); and

12.1.3	Requisition Compensation,
shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 34.24.1 of the Loan Agreement.
12.2	Shortfalls
In the event that the balance referred to in clause 12.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Security Agent or the Receiver, as the case may be shall be entitled to collect the shortfall from the Owner or, as the case may be, the Charterer or any other person liable for the time being therefor.

12.3	Application of Owner’s Earnings received by Security Agent or Receiver
Any moneys received by the Security Agent or any Receiver in respect of the Owner’s Earnings shall:
12.3.1
if received by the Security Agent or any Receiver, or in the hands of the Security Agent or any Receiver, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Security Agent or any Receiver and shall be paid over by the Security Agent or any Receiver, to the Owner’s Operating Account at such times, in such amounts and for such purposes and/or shall be applied by the Security Agent or any Receiver, in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Finance Documents or any of them or by virtue of payment demanded thereunder, in each case as the Security Agent or any Receiver, may in its absolute discretion determine; and

12.3.2
if received by the Security Agent or any Receiver, or in the hands of the Security Agent or any Receiver, after the occurrence of an Event of Default, be applied by the Security Agent or any Receiver, in the manner specified in clause 12.1 and/or clause 12.3.1, as the Security Agent or any Receiver, may in its absolute discretion determine.

12.4	Application of Insurances received by Security Agent or Receiver
Any moneys received by the Security Agent or any Receiver in respect of the Insurances (other than in respect of recovery under any loss of earnings insurance or in respect of a Total Loss) pursuant to the Mortgage and/or the assignments by the Owner and the Charterer contained in clauses 3.1 and 5.1 shall:
12.4.1
if received by the Security Agent or any Receiver, or in the hands of the Security Agent or any Receiver, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Security Agent or any Receiver and shall be paid over by the Security Agent or any Receiver to the Owner (during the Non-Charter Period) or to the Charterer (during the Charter Period) at such times, in such amounts and for such purposes and/or shall be applied by the Security Agent or any Receiver in or towards satisfaction of any sums from time accruing due and payable by the Owner and/or the Charterer (as the case may be) under the Finance Documents or any of them or by virtue of payment demanded thereunder, in each case as the Security Agent or any Receiver may in its absolute discretion determine; and

12.4.2
if received by the Security Agent, or in the hands of the Security Agent or any Receiver, after the occurrence of an Event of Default, be applied by the Security Agent or any Receiver in the manner specified in clause 12.1 and/or clause 12.4.1, as the Security Agent or may in its absolute discretion determine.

13	Remedies cumulative and other provisions
13.1	No implied waivers; remedies cumulative
No failure or delay on the part of the Security Agent to exercise any right, power or remedy vested in it under any of the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Security Agent to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Security Agent of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Security Agent to withhold or give consent to the doing of any other similar act.  The remedies provided in the Finance Documents are cumulative and are not exclusive of any remedies provided by law.

13.2	Delegation
The Security Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Mortgage and this Deed (including the power vested in it by virtue of clause 15) or any of the other Finance Documents in such manner, upon such terms, and to such persons as the Security Agent in its absolute discretion may think fit.
13.3	Incidental powers
The Security Agent shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under the Mortgage and/or this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon the Security Agent becoming entitled to exercise any of its powers under clause 11.1, the Security Agent shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Security Agent were the owner of the Ship.
14	Costs and indemnity
14.1	Costs
The Owner shall pay to the Security Agent on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Security Agent or any Finance Party in connection with the enforcement of, or preservation of any rights under the Mortgage, this Deed, the Loan Agreement or any of the other Finance Documents or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of this Deed, the Mortgage, the Loan Agreement, the Hedging Master Agreement or any of the other Finance Documents.
14.2	Security Agent’s and Receiver’s indemnity
The Owner hereby agrees and undertakes to indemnify the Security Agent and any Receiver against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Security Agent or any Finance Party or any such Receiver, or by any manager, agent, officer or employee for whose liability, act or omission it or he may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in the Mortgage, this Deed, the Loan Agreement or any of the other Finance Documents or otherwise in connection therewith and herewith or with any part of the Mortgaged Property and/or the Charterer’s Assigned Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Mortgage, this Deed, the Loan Agreement or any of the other Finance Documents.
15	Attorney
15.1	Power
By way of security, the Owner and the Charterer each hereby irrevocably appoints the Security Agent and any Receiver, jointly and also severally, to be its attorney generally for and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Mortgage, this Deed, the Loan Agreement or any of the other Finance Documents or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, in the case of the Owner and without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship and to apply for the closure of the Maltese Registry in respect of the Ship in accordance with Section 28 of the Merchant Shipping Act, Cap. 234 of Malta and to pay all such fees, make all such declarations and receive all such certificates, including the deletion certificate as may be necessary and the power to procure at any time from the Registrar General of Shipping in Malta copies duly authenticated by him of the Finance Documents or any of them).  The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and each of the Owner and the Charterer ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Security Agent or the Receiver may execute or do pursuant thereto.  Provided always that such power shall not be exercisable by or on behalf of the Security Agent until the happening of an Event of Default.
15.2	Exercise of power
The exercise of such power by or on behalf of the Security Agent or any Receiver shall not put any person dealing with the Security Agent or the Receiver upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Security Agent or the Receiver of such power shall be conclusive evidence of the Security Agent’s or such Receiver’s right to exercise the same.
15.3	Filings
The Owner and the Charterer each hereby irrevocably appoints the Security Agent and any Receiver jointly and also severally to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol the Mortgage and/or this Deed in any court, public office or elsewhere which the Security Agent may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner or the Charterer pursuant to clause 16.
16	Further assurance
The Owner and the Charterer each hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Security Agent may be necessary or desirable for the purpose of more effectually mortgaging and charging, respectively, the Mortgaged Property and the Charterer’s Assigned Property or perfecting the security constituted or intended to be constituted by the Mortgage and this Deed.
17	Sale of Ship
17.1	Termination of Charter
Notwithstanding anything contained in the Charter, if and when the Security Agent becomes entitled to put into force and exercise all the powers possessed by it as mortgagee of the Ship or otherwise pursuant to the Mortgage or at any time thereafter, the Security Agent shall be entitled (but not bound) to terminate the Charter at any time by notice in writing to the Owner and the Charterer which notice shall operate to terminate the Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo if any) upon which the Ship was engaged at the time when the said notice to terminate was given.
17.2	Preservation of Owner’s rights
If the circumstances in which the Security Agent becomes entitled under clause 17.1 to terminate the Charter shall constitute or include grounds on which the Owner was entitled to terminate the same, any termination by the Security Agent shall (as between the Owner and the Charterer) operate as an acceptance by the Owner of the Charterer’s repudiation of the Charter and the Owner’s right to recover damages in respect of such repudiation shall be fully preserved.

17.3	Owner’s breach
Notwithstanding anything herein contained, the Owner shall remain liable to perform all the obligations assumed by it under the Charter and the Security Agent shall have no obligations whatsoever thereunder or be under any liability whatsoever to the Charterer in event of any failure by the Owner to perform its obligations thereunder or hereunder.
17.4	Sale free of Charter
Notwithstanding anything herein contained, in the event of a sale of the Ship during the Charter Period pursuant to the power vested in the Security Agent by virtue of the Finance Documents, such sale shall be free of the Charter and in such an event, the Owner and the Charterer shall enter into such form of agreement or agreements as the Security Agent may require for determination of the Charter by mutual consent.
18	Quiet enjoyment
The Security Agent hereby agrees that for as long as the Charterer is not in breach of any of the terms of the Charter or this Deed, the Security Agent shall not take any action in relation to the Loan Agreement or this Deed or any of the other Finance Documents, which action would have the effect of interfering with the Charterer’s quiet enjoyment of the Ship.
19	Security shortfall and purchase obligation
Notwithstanding anything to the contrary contained in the Charter, the Charter Guarantee, this Deed or any other Finance Document, each of the Owner and the Charterer agree, undertake and acknowledge with the Security Agent that:
19.1
notwithstanding the provisions of clause 36 (SECURITY SHORTFALL) or any other provisions of the Charter, as between the Owner and the Finance Parties, the obligations of the Owner and the other Borrowers under clause 25.12 of the Loan Agreement continue to be obligations of the Borrowers towards the Finance Parties and nothing in such clause 36 (SECURITY SHORTFALL) or any other provisions of the Charter shall relieve any of them or any other Guarantor or any other Obligor from any such obligations; and

19.2
notwithstanding the provisions of clauses 38 (PURCHASE OBLIGATION) and 39 (SALE OF THE VESSEL BY PURCHASE OBLIGATION) or any other provisions of the Charter, in the event that the net proceeds of a sale under clause 38 (PURCHASE OBLIGATION) and 39 (SALE OF THE VESSEL BY PURCHASE OBLIGATION) of the Charter would be insufficient to discharge the prepayment obligations of the Borrowers in respect of such sale under clause 7.6 of the Loan Agreement, then neither the Security Agent nor any other Finance Parties shall be bound by such provisions and the rights and remedies of the Finance Parties under the Loan Agreement and the other Finance Documents shall remain unaffected by the same (and, in particular, the rights of the Finance Parties to not approve a sale of the Ship and/or to receive a prepayment of the Loan and any other amounts as a result of any such sale of the Ship, as set out in the Loan Agreement and the other Finance Documents, shall remain unaffected by the provisions of the Charter).

20	Payments and Taxes
20.1	Grossing up
If at any time the Charterer is required to make any deduction or withholding in respect of Taxes from any payment due to the Security Agent for the account of the Security Agent, the sum due from the Charterer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Charterer shall indemnify the Security Agent against any losses or costs incurred by it by reason of any failure of the Charterer to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Charterer shall promptly deliver to the Security Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.
20.2	No set-off or counterclaim
All payments to be made by the Charterer to the Security Agent under the this Deed shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 20.1, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Security Agent referred to in clause 6 of the Loan Agreement.
20.3	Currency indemnity
If any sum due from the Charterer to the Security Agent pursuant to this Deed or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Deed or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Charterer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Mortgage or this Deed, the Charterer shall indemnify and hold harmless the Security Agent from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.Any amount due from the Charterer under this clause 20.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Deed and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.
21	Notices
Every notice, request, demand or other communication under this Deed shall:
21.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;
21.1.2
be deemed to have been received in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

21.1.3	be sent:
(a)	if to the Owner at:
c/o TMS Dry Ltd.
11 Frangoklissias street
151 25 Maroussi, Attiki, Greece
Fax no: +30 210 8090205
Attention:             Mr. Dimitris Glynos

(b)	if to the Charterer at:
c/o Dryships Management Services Inc.
Athens Licensed Shipping Office
109 Kifisias Avenue and Sina Street
151 24 Maroussi, Attiki, Greece
Fax no: +30 210 80 90 575
Attention:       Dimitrios Dreliozis
or to such other address and/or numbers as is notified by one party to the other parties under this Deed.
22	Counterparts
This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties, and, provided all the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.
23	Severability of provisions
Each of the provisions in this Deed are severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.
24	Law and jurisdiction
24.1	Law
This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.
24.2	Submission to jurisdiction
For the benefit of the Security Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the English courts, or in the courts of any other country chosen by the Security Agent, each of which shall have jurisdiction to settle any disputes arising out of or in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with the Mortgage and/or this Deed).  Each of the Owner and the Charterer irrevocably and unconditionally submits to the jurisdiction of the English courts, and the courts of any country chosen by the Security Agent and irrevocably designates, appoints and empowers Ince Process Agents Ltd. Aldgate Tower, 2 Leman Street, London, E1 8QN, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with the Mortgage and/or this Deed).  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Owner and/or the Charterer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.  The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner or the Charterer may have against the Security Agent arising out of or in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with the Mortgage and/or this Deed).

24.3	Contracts (Rights of Third Parties) Act 1999
No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.
IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

Schedule 1
Forms of Loss Payable Clauses
Part A - Charter Period
1	Hull and machinery (marine and war risks)
By a Tripartite Deed of Covenant dated [ · ] 2018 PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Owner”) and LUCINA MARINE INC. of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Charterer”) have each assigned to KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee”) all the Owner’s and the Charterer’s rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner and/or the Charterer in respect of the vessel Pink Sands and accordingly:
(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds One million Dollars (US$1,000,000) (or the equivalent in any other currency) inclusive of any deductible shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Charterer or to its order, unless and until the Mortgagee shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	War risks
It is noted that KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee”) is interested as first mortgagee in the subject matter of this insurance.  Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Owner”) or LUCINA MARINE INC. of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Charterer”) shall be payable to the Mortgagee provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding One million Dollars (US$1,000,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or the Charterer to its order.
3	Protection and indemnity
Payment of any recovery which PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Owner”) or LUCINA MARINE INC. of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Charterer”) is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner or the Charterer, shall be made to the Owner or the Charterer or to its order, unless and until the Association receives notice to the contrary from KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee1’) in which event all recoveries shall thereafter be paid to the Mortgagee or its order; provided that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.

Part B - Non-Charter Period
1	Hull and machinery (marine and war risks)
By a Tripartite Deed of Covenant dated [ · ] 2018, PLIADES OWNINGCO M PANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Owner”) has assigned to KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee”) all the Owner’s rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of the vessel Pink Sands and accordingly:
(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds One million Dollars (US$1,000,000) (or the equivalent in any other currency inclusive of any deductible)) shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	War risks
It is noted that KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee”) is interested as first mortgagee in the subject matter of this insurance.  Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Owner”) shall be payable to the Mortgagee provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding One million Dollars (US$1,000,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.
3	Protection and indemnity
Payment of any recovery which PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Owner”) is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee”) in which event all recoveries shall thereafter be paid to the Mortgagee or its order; provided that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.
4	Loss of earnings
By a Tripartite Deed of Covenant dated [ · ] 2018 PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands (the “Owner”) assigned to KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee”) all the Owner’s rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. Pink Sands and accordingly all claims hereunder shall be paid in full to NL40ABNA0248742469 unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon in either case all such claims shall be paid to the Mortgagee or its order.

Schedule 2
Forms of Notices of Assignment of Insurances
Part A - Charter Period Notice of Assignment
(For attachment by way of endorsement to the Policy)
PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands and LUCINA MARINE INC. of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, the owners and demise charterers, respectively, of the motor vessel Pink Sands HEREBY GIVE NOTICE that by a Tripartite Deed of Covenant dated [ · ] 2018 and entered into by us with KfW IPEX-BANK GmbH there has been assigned by us to KfW IPEX-BANK GmbH as mortgagees of the said vessel all insurances in respect thereof, including the insurances constituted by the policy whereon this notice is endorsed.

Signed For and on behalf of PLIADES OWNING COMPANY LIMITED

Dated [●] 2018

Signed For and on behalf of LUCINA MARINE INC.

Dated [●] 2018

Part B - Non-Charter Period
Notice of Assignment
(For attachment by way of endorsement to the Policy)
PLIADES OWNING COMPANY LIMITED of Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, the owners of the m.v Pink Sands HEREBY GIVE NOTICE that b y a Tripartite Deed of Covenant dated [ · ] 2018 and entered into by us with KfW IPEX-BANK GmbH and others there has been assigned by us to KfW IPEX-BANK GmbH as mortgagees of the said vessel all insurances in respect thereof, including the insurances constituted by the policy whereon this notice is endorsed.

Signed For and on behalf of PLIADES OWNING COMPANY LIMITED

Dated [●] 2018

Schedule 3
Form of Notice of Assignment of Owner’s Earnings

To:  LUCINA MARINE INC.
m.v. Pink Sands
We refer to the bareboat charter dated 19 November 2018 (the “Charterparty”) made between us, PLIADES OWNING COMPANY LIMITED, and you, LUCINA MARINE INC., whereby we agreed to let and you agreed to take on bareboat charter for the period and upon the terms and conditions therein mentioned the vessel Pink Sands registered in our name under the flag of Malta.
NOW WE HEREBY GIVE YOU NOTICE:
1
that, by a Tripartite Deed of Covenant dated [ · ] 2018 made between us, you and KfW IPEX- BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Assignee”), we have assigned to the Assignee all our rights, title and interest to and in any moneys whatsoever payable to us under the Charterparty including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Charterparty; and

2
that you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to our account held with the Assignee with account number NL40ABNA0248742469 or to such other account as the Assignee may from time to time direct.

The authority and instructions hereby contained cannot be revoked or varied by us without the consent of the Assignee.

For and on behalf of PLIADES OWNING COMPANY LIMITED

Dated [●] 2018

To:  PLIADES OWNING COMPANY LIMITED and KfW IPEX-BANK GmbH
We acknowledge receipt of the notice set out above and consent to the assignment referred to herein This letter is governed by English law.

For and on behalf of LUCINA MARINE INC.

Dated [●] 2018

Schedule 4
Form of Notice of Assignment of Charter Guarantee and Acknowledgement

To: DRYSHIPS INC.
m.v. Pink Sands
We refer to:
(a)
the “Barecon 2001 bareboat” charterparty (the “Charter”) dated as of 19 November 2018 made between (i) us PLIADES OWNING COMPANY LIMITED and (ii) LUCINA MARINE INC. (the “Charterer”) whereby we agreed to let and the Charterer agreed to take on bareboat charter for the period and upon the terms and conditions therein mentioned the vessel Pink Sands registered in our name under the Maltese flag; and

(b)	the guarantee contained in the Charter (the “Charter Guarantee”) whereby you guaranteed the obligations of the Charterer under the Charter.
NOW WE HEREBY GIVE YOU NOTICE:
1
that, by a Deed dated [ · ] 2018 made between us and KfW IPEX-BANK GmbH of Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany acting for the purposes of this Deed through its office at Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany (the “Mortgagee”) and others, we have assigned to the Mortgagee all our rights title and interest to and in any moneys whatsoever payable to us under the Charter and the Charter Guarantee and all other rights and benefits whatsoever accruing to us under the Charter and the Charter Guarantee including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Charterer of the Charter; and

2
that you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to our bank account held with the Mortgagee with account number NL40ABNA0248742469 or to such other account as the Mortgagee may from time to time direct.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Mortgagee.

For and on behalf of PLIADES OWNING COMPANY LIMITED

Dated [●] 2018

To:	Pliades Owning Company Limited and KfW Ipex-Bank GmbH
We acknowledge receipt of the notice set out above (the “Notice”) and consent to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby undertake with, and confirm to, the Mortgagee as follows:
(a)
to pay all amounts due from us under the Charter Guarantee in full in Dollars (and without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings) to the account specified in the Notice or to such other account as the Mortgagee will require, or to the Mortgagee or its order;

(b)
to permit the Mortgagee to enforce all other rights and benefits whatsoever accrued or accruing to the Owner under the Charter Guarantee to and for this purpose to take over or institute proceedings in respect thereof;

(c)	not, without the prior written consent of the Mortgagee to agree to any variation of the Charter Guarantee;
(d)	to perform our obligations under the Charter Guarantee; and
(e)	that we have not received any notice of, any prior charge, assignment or encumbrance over the Owner’s right, title and interest in and to the Charter Guarantee.
Words and expressions defined in the Notice shall have the same meanings when used herein.  This letter is governed by English law.

Yours faithfully For and on behalf of DRYSHIPS INC.

Dated [●] 2018

EXECUTED as a DEED	)
by Dimitrios Glynos	)
for and on behalf of	)
PLIADES OWNING COMPANY LIMITED	)
)
as Owner	)	/s/ Dimitrios Glynos
in the presence of:	)	Attorney-in-fact

/s/ Dimitrios Beis
Witness
Name:	Dimitrios Beis
Address:
Occupation:	Solicitor
Norton Rose Fulbright Greece

EXECUTED as a DEED	)
by Dimitrios Glynos	)
for and on behalf of	)
LUCINA MARINE INC.	)
)
as Charterer	)	/s/ Dimitrios Glynos
in the presence of:	)	Attorney-in-fact

/s/ Dimitrios Beis
Witness
Name:	Dimitrios Beis
Address:
Occupation:	Solicitor
Norton Rose Fulbright Greece

EXECUTED as a DEED	)
by	)
and by
for and on behalf of	)
KfW IPEX-BANK GmbH	)
)
as Security Agent	)	/s/ Christos Magklaras
in the presence of:	)	Authorised signatory

/s/ Dimitrios Beis
Witness
Name:	Dimitrios Beis	Christos Magklaras
Address:
Occupation:	Solicitor	Solicitor
	Norton Rose Fulbright Greece	Norton Rose Fulbright Greece